Exhibit 10.65

SECOND AMENDMENT TO CREDIT AGREEMENT
AND REAFFIRMATION OF LOAN DOCUMENTS

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND REAFFIRMATION OF LOAN DOCUMENTS (this “Second Amendment”) is made and entered into as of August 31, 2007, by and among DOUGLAS EMMETT 2006, LLC, a Delaware limited liability company (“Borrower”); BANK OF AMERICA, N.A., a national banking association, as a Lender (in such capacity, “BofA”), Swing Line Lender and L/C Issuer; BMO CAPITAL MARKETS FINANCING, INC., as a Lender; BAYERISCHE LANDESBANK, as a Lender; ING REAL ESTATE FINANCE (USA) LLC, as a Lender; and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).  Each of the parties identified above as a Lender, together with any other party who is currently a lender under the Credit Agreement or becomes a lender party to the Credit Agreement after the date hereof pursuant to Section 10.06 of the Credit Agreement, are sometimes referred to herein individually as a “Lender” and collectively as the “Lenders”.

RECITALS

A.           Borrower, the Administrative Agent, certain Lenders, Bank of America, N.A., a national banking association, as L/C Issuer (the “L/C Issuer”), Bank of America, N.A., a national banking association, as Swing Line Lender (the “Swing Line Lender”) and certain other parties acting as Co-Syndication Agents thereunder, entered into that certain Credit Agreement, dated as of October 30, 2006 (the “Original Credit Agreement”), as amended by that certain First Amendment to Credit Agreement, dated as of March 1, 2007 (the “First Amendment”, and together with the Original Credit Agreement, collectively, the “Credit Agreement”).  By certain Assignments and Acceptances, ING Real Estate Finance (USA) LLC, and Landesbank Baden-Wüerttemberg acquired their respective interests in the Credit Agreement.  All capitalized terms used in this Second Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as modified hereby.

B.           Pursuant to the Credit Agreement, the Lenders committed to make loans and other extensions of credit to Borrower up to the aggregate principal amount of $250,000,000 (collectively, the “Original Commitment”).

C.           Borrower has requested an increase in the Original Commitments in the amount of $120,000,000, and, as of the date hereof, certain Lenders have agreed to increase their Commitments which will increase Aggregate Commitments by $100,000,000 (the “Increased Commitments”) up to $350,000,000 (the “Increased Commitment Amount”).  Borrower and the Lenders anticipate that additional Commitments in the amount of $20,000,000 (the “Anticipated Future Commitments”) will be approved by one or more Lenders, which would increase the total amount of the Aggregate Commitments up to $370,000,000 (the “Anticipated Future Aggregate Commitment Amount”).  It is agreed that as of the date hereof, the Lenders shall make available the Increased Commitments and that the Anticipated Future Commitments, if approved, shall be permitted as set forth herein.

D.           In connection with the Lenders making available the Increased Commitments and the Increased Commitment Amount, and in connection with the Anticipated Future Commitments, the Lenders party hereto, the Swing Line Lender, the L/C Issuer, the Administrative Agent and Borrower desire to modify the Credit Agreement and the Loan Documents, as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, conditions and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the Administrative Agent, the Swing Line Lender, the L/C Issuer  and the Lenders agree as follows:

1.             Conditions to Modification Effectiveness.  The effectiveness of the modifications to the Credit Agreement and the other Loan Documents provided for herein shall be subject to the satisfaction of the conditions set forth herein, in each case to the satisfaction of the Administrative Agent.  The date on which conditions are satisfied is referred to herein as the “Effective Date”.  These conditions are as follows:

(a)           Modification Documents.  Borrower and the other Loan Parties identified below shall have executed and delivered to the Administrative Agent the following amendments to or supplements of the Loan Documents:

(i)            Agreement Supplementing Deeds of Trust.  An Agreement Supplementing and Modifying Deeds of Trust, Assignments of Rents and Leases, Security Agreements and Fixture Filings, substantially in the form of Attachment A attached hereto, executed by each Credit Facility Guarantor and in form for recording (the “Agreement Supplementing Deeds of Trust”);

(ii)           Guarantor Documents.  (A) The Reaffirmation of OP Guaranty, substantially in the form of Attachment B attached hereto, executed by OP Guarantor, and (B) the Reaffirmation of Credit Facility Guaranty, substantially in the form of Attachment C attached hereto, executed by each Credit Facility Guarantor (collectively, the “Reaffirmation of Guarantor Documents”);

(iii)           Contribution Agreement.  A Reaffirmation of Contribution Agreement, substantially in the form of Attachment D attached hereto, executed by each Credit Facility Guarantor;

(iv)           Reimbursement Agreement.  A Reaffirmation of Reimbursement Agreement, substantially in the form of Attachment E attached hereto, executed by Borrower and the OP Guarantor;

(v)           Property Manager’s Consent.  A Reaffirmation of Property Manager’s Consent and Subordination Agreement, substantially in the form of Attachment F attached hereto, executed by the Property Manager; and

(vi)           Solvency Certificate.  A Solvency Certificate executed by each Credit Facility Guarantor.

Borrower and the Administrative Agent acknowledge that they have executed, prior hereto, a modification fee letter (the “Modification Fee Letter”).

(b)           Title Insurance; Priority; Recordation.

(i)            Title Endorsements.  The Title Insurer shall have recorded the Agreement Supplementing Deeds of Trust, and shall have issued such endorsements to the Title Policies to the effect that the validity and priority of the Deeds of Trust insured thereunder have not been and will not be impaired by this Second Amendment or the transactions contemplated by it, increasing the liability amount thereunder by the aggregate maximum increase (i.e., $350,000,000) in the Commitments provided for herein, and confirming the priority of each Deed of Trust, as supplemented by the Agreement Supplementing Deeds of Trust, over all matters other than Permitted Title Exceptions (including, without limitation, over all mechanics’ and materialmen’s liens) and such other endorsements to the Title Policies as may be deemed reasonably necessary by the Administrative Agent, together with reinsurance agreements with respect thereto in amounts and from insurers acceptable to the Administrative Agent, in each case in such form as may be reasonably acceptable to the Administrative Agent; provided, however, that in connection with the Anticipated Future Commitment, it is acknowledged and agreed that additional endorsements to the Title Policies may be required to increase the liability amount under the Title Policies by the Anticipated Future Commitments; and

(ii)           Costs and Expenses for Title Coverage.  Borrower shall have paid, or shall have made other arrangements acceptable to the Title Insurer to pay, to the Title Insurer all expenses and premiums of the Title Insurer in connection with the issuance of such endorsements and reinsurance, and all recording and filing fees payable in connection with recording the Agreement Supplementing Deeds of Trust.

(c)           Appraisals.  The Administrative Agent shall have received an updated Appraisal for each Borrowing Base Property.  Each Appraisal shall run in favor of “Bank of America, N.A., or its designee, as Administrative Agent on behalf of the lenders in its lending syndicate from time to time, and the successors and assigns of each of the foregoing, all of whom may rely thereon.”

(d)           Commitment Limitations.  After giving effect to the modifications provided for herein, (i) the Aggregate Commitments shall not exceed sixty-five percent (65%) of the aggregate Appraised Values of the Borrowing Base Properties, which Appraised Value shall be based on the “as is” value established by a new Appraisal for each Borrowing Base Property delivered pursuant to Section 1(c) above; and (ii) the Debt Service Coverage Ratio (based on projections delivered by Borrower and reasonably acceptable to the Administrative Agent of Operating Expenses and Operating Income of all the Borrowing Base Properties for the four (4) full calendar quarters following the Effective Date, and projected Debt Service for such period determined in accordance with the definition of “Debt Service” in the Credit Agreement using an Interest Rate for such purposes of six and thirteen one-hundredth percent (6.13%) per annum) shall be equal to or greater than 1.25:1.00.

(e)           Legal Opinions.  The Administrative Agent shall have received favorable written opinions, dated as of the date of this Second Amendment, of counsel to Borrower and the Guarantors with respect to this Second Amendment and the other documents to be delivered pursuant hereto, in such forms as may be deemed satisfactory by the Administrative Agent.

(f)           Organizational Documents; Resolutions and Authorizations.  The Administrative Agent shall have received the following documents with respect to Borrower and the other Loan Parties identified below:

(i)           Certificates of Incorporation, Certificates of Formation, Certificates of Limited Partnership, similar formation documents and all other Organization Documents for Borrower and each of the other parties as to whom such documentation was delivered to the Administrative Agent in connection with the original closing of the Credit Facility, certified by the Secretary of State of the state of formation of such Person as of a recent date, or, to the extent such documentation has not been modified since the original closing of the Credit Facility, a certificate to such effect from Borrower or the applicable Guarantor (or their respective general partner or manager);

(ii)           Such applicable resolutions and authorizations of Borrower, the Guarantors and each of the other parties as to whom resolutions and authorizations were delivered to the Administrative Agent in connection with the original closing of the Credit Facility, as are required to authorize the execution and delivery of this Second Amendment and the other documents to be delivered pursuant hereto, in each case certified by a Responsible Officer on behalf of such party as of the Effective Date as being accurate and complete, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel, or, to the extent such documentation has not been modified since the original closing of the Credit Facility, a certificate to such effect from Borrower;

(iii)           Certificates signed by a Responsible Officer on behalf of the applicable Person certifying the name, incumbency and signature of one or more individuals authorized to execute this Second Amendment and the other documents to be delivered pursuant hereto, on which the Administrative Agent and the Lenders may rely; and

(iv)           Good standing certificates with respect to Borrower, the Guarantors and each of the other parties as to whom such certificates were delivered to the Administrative Agent in connection with the original closing of the Credit Facility, dated as of a current date.

(g)           Representations and Warranties.  As of the Effective Date, all of the representations and warranties in the Loan Documents of Borrower, the Guarantors and the other Borrower Parties shall be true and correct, after giving effect to the modifications intended to become effective as of the Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Original Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b), (c) and (d), of Section 6.01 thereof).

(h)           No Events of Default.  As of the Effective Date, after giving effect to the modifications provided for in this Second Amendment, no Event of Default or event which, if uncured after the giving of notice, the passage of time, or both, would become an Event of Default, shall exist.

(i)            Fees and Expenses.  Borrower shall have paid (which may be through a Borrowing) (a) all fees then due and payable to BofA and the Administrative Agent pursuant to the Fee Letter and the Modification Fee Letter, (b) any other fees then due to the Administrative Agent pursuant to the Loan Documents, and (c) any fees and expenses due to the Administrative Agent of the type to be reimbursed by Borrower pursuant to Section 10.04(a)(ii) of the Credit Agreement with respect to the modifications provided for in this Second Amendment and the other documents to be delivered pursuant hereto (provided that, with respect to the fees and expenses of legal counsel to the Administrative Agent, Borrower shall furnish a reasonably detailed invoice from such counsel and 90% of such fees and expenses shall be paid upon the Effective Date, with the remaining 10% of such fees and expenses to be paid promptly following the delivery by such legal counsel of closing binders with respect to the loan modification pursuant hereto).

2.             Credit Agreement and Loan Documents Modifications.  Upon the Effective Date, the Credit Agreement and the other Loan Documents shall be modified as follows:

(a)           The definition of “Allocated Loan Amount” set forth in the Credit Agreement is hereby amended and restated in its entirety as follows:

“’Allocated Loan Amount’ means:

(a)        Subject to adjustment as set forth in clause (c) or (d) below, the Allocated Loan Amount for each Initial Borrowing Base Property as of the Second Amendment Date shall be the amount set forth for such Borrowing Base Property on Amended and Restated Schedule 5.08 attached hereto;

(b)       Subject to adjustment as set forth in clause (c) or (d) below, the Allocated Loan Amount for any Additional Borrowing Base Property which is added pursuant to Section 2.16(a) shall be the amount determined by the Administrative Agent as of the time the applicable Nominated Property is to be included as an Additional Borrowing Base Property, equal to the lesser of (i) sixty-five percent (65%) of the Appraised Value of such Borrowing Base Property as determined in accordance with a current Appraisal pursuant to Section 2.16(a)(ii)(A), and (ii) the amount that, when added to the sum of the Allocated Loan Amounts for all of the other Borrowing Base Properties, would produce a Debt Service Coverage Ratio for all of the Borrowing Base Properties (including the Additional Borrowing Base Property) of 1.25:1.0 (subject, however, to the Borrower’s right to withdraw the Nominated Property pursuant to Section 2.16(a)(iv) hereof);

(c)        Subject to adjustment as set forth in clause (d) below, the Allocated Loan Amount for each Borrowing Base Property as of any extension of the Maturity Date pursuant to Section 2.14 hereof shall be the amount determined by the Administrative Agent in connection with such extension of the Maturity Date equal to the lesser of (i) sixty-five percent (65%) of the

Appraised Value of such Borrowing Base Property as determined in accordance with the Appraisal obtained in connection with such extension, and (ii) the amount described in the foregoing clause (i) for such Borrowing Base Property, multiplied by a fraction, the numerator of which is the principal amount that would produce a Debt Service Coverage Ratio for all of the Borrowing Base Properties of 1.25:1.00, and denominator of which is the sum of the amounts described in the foregoing clause (i) for all of the Borrowing Base Properties; and

(d)       The Allocated Loan Amount of a Borrowing Base Property suffering a Casualty Event or a Taking shall be reduced by the amount of any Net Proceeds attributable to such Borrowing Base Property applied by the Administrative Agent in prepayment of the Outstanding Principal Amount pursuant to Section 2.05(e).”

(b)           The definition of “Applicable Rate” set forth in the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Rate” means a per annum rate equal to the applicable amount set forth in the grid below:

Total Outstandings of the Credit Facility	Eurodollar Rate Loans (Eurodollar Rate +) [basis points per annum]	Base Rate Loans (Federal Funds Rate +) [basis points per annum]	Letters of Credit [basis points per annum]
Less than or equal to $262,500,000 plus 45% of the Appraised Value of Additional Borrowing Base Properties	70	95	70
Greater than $262,500,000 plus 45% of the Appraised Value of Additional Borrowing Base Properties	80	105	80

(c)           The definition of “Interest Period” set forth in the Credit Agreement is hereby modified by (i) adding the following words after the word “date” in the third line:  “ fourteen (14) days, or ”, and (ii) by deleting the “.” at the end of subsection (d), replacing it with “; and” and adding a new subsection (e) thereto as follows: “(e) the provisions of Section 3.03(b) shall not apply to any Eurodollar Rate Loans having an Interest Period of fourteen (14) days.”

(d)           The definition of “Loan Documents” set forth in the Credit Agreement is hereby modified by adding the following sentence at the end thereof:  “The First Amendment and the Second Amendment and each of the notes and modifications to the Loan Documents delivered pursuant thereto are each ‘Loan Documents.’”  It is understood and agreed that none of the reaffirmations delivered pursuant to this Second Amendment with respect to any of the

(e)           documents that (pursuant to Section 10.23 of the Credit Agreement) are not Loan Documents shall be considered “Loan Documents.”

(f)           The definition of “Permitted Title Exceptions” is modified by adding the following immediately prior to the end thereof: “or in any modification endorsement thereto issued in connection with the Second Amendment.”

(g)           The definition of “Swing Line Sublimit” set forth in the Credit Agreement is hereby modified by replacing the words “$50,000,000” with “$75,000,000” in clause (a) of the definition.

(h)           The following additional defined terms are hereby added to the Credit Agreement:

“Second Amendment” means that certain Second Amendment to Credit Agreement and Reaffirmation of Loan Documents, dated as of August 31, 2007, entered into among Borrower, the Administrative Agent and the Lenders signatory thereto.

“Effective Date” has the meaning assigned to such term in the Second Amendment.

“Second Amendment Date” means the Effective Date of the Second Amendment.”

“Modification Fee Letter” means that certain letter agreement, dated August 2, 2007, among Borrower, the Credit Facility Guarantors, the Administrative Agent and the Arranger.

(i)            The Loan Documents and all exhibits and schedules to the Credit Agreement are hereby modified to replace any references therein to the aggregate extension of credit pursuant to the Credit Agreement as “$250,000,000” with “$350,000,000”; provided, however, that, in the event that the Anticipated Future Commitments are approved, all exhibits and schedules to the Credit Agreement shall, at such time, be modified to replace any references therein to the aggregate extension of credit pursuant to the Credit Agreement as “$350,000,000” with “$370,000,000”.

(j)            The following schedules to the Credit Agreement are hereby modified as follows:

(i)           Schedule 2.01 of the Credit Agreement (Commitments and Applicable Percentages) and the Commitments and Applicable Percentages set forth therein are hereby deleted and replaced in its entirety with the Amended and Restated Schedule 2.01 (Commitments and Applicable Percentages) attached hereto as Exhibit A; provided, however, that, in the event that the Anticipated Future Commitments are approved, the Amended and Restated Schedule 2.01 (Commitments and Applicable Percentages) shall be revised and replaced with a Second Amended and Restated Schedule 2.01 (Commitments and Applicable Percentages) to be circulated to Borrower, the Administrative Agent and the Lenders, which shall reflect the total Anticipated Future Aggregate Commitment Amount and the then applicable Commitments and Applicable Percentages.  All references in the Loan Documents to the “Commitments” and all references in the Loan Documents to the “Applicable Percentages” shall

(ii)           hereafter refer to the Amended and Restated Schedule 2.01 attached hereto as Exhibit A, and, in the event that the Anticipated Future Commitments are approved, shall, at such time, thereafter refer to the Second Amended and Restated Schedule 2.01.

(iii)           Schedule 5.05 of the Credit Agreement (Indebtedness) is hereby revised with respect to item 12 thereof to reference financial statements delivered prior to the Effective Date rather than the Closing Date.

(iv)           Schedule 5.08 of the Credit Agreement (Borrowing Base Properties; Credit Facility Guarantors; Allocated Loan Amounts; Property Managers) and the Borrowing Base Properties, Credit Facility Guarantors, Allocated Loan Amounts and Property Managers set forth therein are hereby deleted and replaced in its entirety with the Amended and Restated Schedule 5.08 (Borrowing Base Properties; Credit Facility Guarantors; Allocated Loan Amounts; Property Managers) attached hereto as Exhibit B; provided, however, that, in the event that the Anticipated Future Commitments are not approved by the Outside Approval Date (as defined below), Borrower and the Lenders agree that the Allocated Loan Amounts set forth on the Amended and Restated Schedule 5.08 shall be reduced for each Borrowing Base Property pro rata by 5.40%, and that the Amended and Restated Schedule 5.08 shall be revised and replaced with a Second Amended and Restated Schedule 5.08 (Borrowing Base Properties; Credit Facility Guarantors; Allocated Loan Amounts; Property Managers) to be circulated to Borrower, the Administrative Agent and the Lenders, which shall reflect the then applicable Allocated Loan Amounts revised in accordance with this proviso.

(v)           Schedule 7.01 of the Credit Agreement is hereby revised with respect to item 6 thereof to include liens securing Indebtedness under title encumbrances recorded against Excluded Properties as of the Effective Date.

(vi)           Schedule 5.25 of the Credit Agreement (Rent Rolls) is hereby replaced in its entirety with Amended and Restated Schedule 5.25 attached hereto as Exhibit C.

(vii)           Notwithstanding anything to the contrary contained in Section 5.17 of the Credit Agreement, the correct tax identification numbers for the Loan Parties are listed on Amended and Restated Schedule 10.02 attached hereto as Exhibit D.

(k)           From and after the Effective Date, all references in the Loan Documents to the “Credit Agreement” or the “Loan Documents” or to any Loan Document (whether by reference to a “Loan Document” or to the specific document name or defined term for a document included within the meaning of “Loan Document”) shall be deemed to refer to the Credit Agreement, the Loan Documents or such Loan Document, as amended, modified and supplemented hereby and, as applicable and subject to Section 2(d) above, by the documents executed and delivered by the Loan Parties in connection with this Second Amendment.

(l)            It is understood and agreed that the increase in Commitments provided for herein (together with any Anticipated Future Commitments when approved) count towards the overall increase of up to $250,000,000 in the Commitments that may be requested by Borrower pursuant to Section 2.15 of the Credit Agreement (so that, after giving effect thereto, Borrower’s rights

(m)           under Section 2.15 shall apply with respect to additional increases in the amount of up to $150,000,000 (or $130,000,000, if the Anticipated Future Commitments are approved)) and as one of the five (5) such increases permissible thereunder (the “First Permitted Increase”).  The Lenders acknowledge and agree that the conditions to effectiveness of this Second Amendment shall be governed by the terms of this Second Amendment and not by Section 2.15(e) of the Credit Agreement.  Without limiting the foregoing, the Administrative Agent and the Lenders agree that the Anticipated Future Commitments shall permitted so long as such Anticipated Future Commitments are approved on or prior to October 31, 2007 (the “Outside Approval Date”) and, if approved by the Outside Approval Date, shall be considered part of the First Permitted Increase, and further agree that the minimum increase amount of $50,000,000 set forth in Section 2.15(a) of the Credit Agreement shall not apply to the Anticipated Future Commitments.  Any Lender not a signatory hereto which increases its respective commitment amount in connection with the Anticipated Future Commitments shall execute and deliver a joinder agreement in the form attached hereto as Exhibit F and approved by Borrower and the Administrative Agent.

(n)           In connection with effectuating any Anticipated Future Commitments, Borrower, the Administrative Agent and the Lenders hereby acknowledge that a Lender may assign to one or more Lenders a portion of its respective Commitments in amounts less than the $5,000,000 minimum amount set forth in Section 10.06(b) of the Credit Agreement, and Borrower, the Administrative Agent and the Lenders hereby agree that any such assignments shall be permissible and shall not require any separate consent thereto, notwithstanding the minimum amount set forth in Section 10.06(b) of the Credit Agreement.

(o)           For purposes of determining compliance with the conditions specified in Section 1, each Lender that has executed this Second Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless, prior to the Effective Date, the Administrative Agent shall have received notice from such Lender specifying its objection thereto.

(p)           The Administrative Agent will notify the Borrower and the Lenders of the occurrence of the Effective Date.

3.             Reaffirmation.

(a)           Borrower hereby (i) reaffirms, ratifies, confirms, and acknowledges its obligations under each Note, the Credit Agreement, and all the other Loan Documents, and agrees to continue to be bound thereby and perform thereunder, and (ii) agrees and acknowledges that all such Loan Documents and all of Borrower’s obligations thereunder are and remain in full force and effect and, except as expressly provided herein, have not been modified.

(b)           Concurrently herewith, each Guarantor is executing and delivering to the Administrative Agent the applicable Reaffirmation of Guarantor Document referred to in Section 1(a)(ii) above.  Each reaffirmation is a “Loan Document” and all references herein, in the Credit Agreement and in the Loan Documents to the “Guaranty” or to any specific Loan Document

(c)           included in the definition of Guaranty shall be deemed to include the reaffirmation of such Guaranty.

(d)           Concurrently herewith, each Credit Facility Guarantor is executing and delivering to Administrative Agent the Reaffirmation of Contribution Agreement referred to in Section 1(a)(iii) above.  Such reaffirmation is a “Loan Document” and all references herein, in the Credit Agreement and in the Loan Documents to the “Contribution Agreement” shall be deemed to include such reaffirmation.

(e)           Concurrently herewith, Borrower and the OP Guarantor are executing and delivering to Administrative Agent the Reaffirmation of the Reimbursement Agreement referred to in Section 1(a)(iv) above.  Such reaffirmation is a “Loan Document” and all references herein, in the Credit Agreement and in the Loan Documents to the “Reimbursement Agreement” shall be deemed to include such reaffirmation.

(f)           Concurrently herewith, Property Manager is executing and delivering to Administrative Agent the Reaffirmation of Property Manager’s Consent and Subordination Agreement referred to in Section 1(a)(v) above.  Such reaffirmation is a “Loan Document” and all references herein, in the Credit Agreement and in the Loan Documents to the “Property Manager’s Consent” shall be deemed to include such reaffirmation.

4.             Representations and Warranties.  Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)           Borrower has full power and authority to enter into this Second Amendment and perform its obligations hereunder, and Borrower’s execution and delivery of this Second Amendment has been duly authorized by all necessary limited liability company action.  Except for recordings or filings contemplated by this Second Amendment or the other Loan Documents, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person that has not been obtained, taken or performed is necessary or required in connection with the execution, delivery or performance by Borrower of this Second Amendment or any document or instrument to be delivered by Borrower pursuant hereto.  This Second Amendment and the documents and instruments delivered by Borrower pursuant hereto have been duly executed and delivered, and constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally, or by equitable principles relating to enforceability (whether such enforceability is considered in a proceeding in equity or at law).

(b)           As of the date hereof and immediately after giving effect to this Second Amendment and the modifications to the Loan Documents contemplated hereby, no Event of Default or event which, if uncured after the giving of notice, the passage of time, or both, would become an Event of Default, exists.

(c)           As of the date hereof, each Credit Facility Guarantor identified in Amended and Restated Schedule 5.08 has good and marketable title in fee simple to, or valid leasehold

(d)           interests in (as disclosed in such Schedule), the corresponding Borrowing Base Property listed in such Schedule, subject to no Liens, other than Permitted Title Exceptions and rights of equipment lessors under equipment leases that comply with the requirements of Section 7.03(e) of the Credit Agreement.  As of the date hereof, the property of Borrower is subject to no Liens, other than Liens in favor of the Administrative Agent.  There are no outstanding options to purchase or rights of first refusal to purchase affecting the Borrowing Base Properties, other than those in favor of the Borrower or a Credit Facility Guarantor.

(e)           As of the date hereof and immediately after giving effect to this Second Amendment and the modifications to the Loan Documents contemplated hereby, Borrower reaffirms all of its obligations under the Loan Documents (as so modified), and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under any Note or any other Loan Document.  Without limiting the foregoing, as of the date hereof, Borrower hereby confirms (i) that, as of the date hereof, Committed Loans in the aggregate amount of $20,000,000 are outstanding; (ii) that, as of the date hereof, Swing Line Loans in the aggregate amount of $23,500,000 are outstanding; (iii) that the L/C Issuer has not issued any Letters of Credit which remain outstanding; and (iv) that interest currently due on the Loans has been paid through (but not including) August 31, 2007.  The Notes heretofore issued pursuant to the Credit Agreement shall continue to evidence the obligations arising under the Credit Agreement as modified hereby.

(f)           As of the date hereof and immediately after giving effect to this Second Amendment and the modifications to the Loan Documents contemplated thereby, except as set forth on Exhibit E hereto (and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Original Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b), (c) and (d), of Section 6.01 thereof ) (and subject to the qualifications set forth in Section 2.15(e) of the Credit Agreement), all representations and warranties made and given by Borrower and Guarantors in the Loan Documents are true, accurate and correct.

5.             Miscellaneous.

(a)           Controlling Provisions.  In the event of any inconsistencies between the provisions of this Second Amendment and the provisions of any other Loan Document, the provisions of this Second Amendment shall govern and prevail.  Except as expressly modified by this Second Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

(b)           Further Assurances.  At the Administrative Agent’s request, Borrower shall promptly execute any other document or instrument and/or seek any consent or agreement from any third party that the Administrative Agent reasonably determines is necessary to evidence or further, or is otherwise relevant to, the intent of the parties, as set forth in this Second Amendment, provided, the same shall not result in a decrease of the rights of Borrower or result in an increase in Borrower’s obligations under the Loan Documents.  At the Administrative Agent’s request, Borrower shall promptly cause any other Loan Party or any of the holders of

(c)           any equity interest in any other Loan Party, as applicable, to execute any other document or instrument and/or diligently seek any consent or agreement from any third party that the Administrative Agent reasonably determines is necessary to evidence or further, or is otherwise relevant to, the intent of the parties, as set forth in this Second Amendment, provided the same shall not result in a decrease of the rights of such Loan Party or result in an increase in such Loan Party’s obligations under the Loan Documents.

(d)           Counterparts.  This Second Amendment may be executed by one or more of the parties to this Second Amendment in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

(e)           Entire Agreement.  This Second Amendment, together with the other Loan Documents, set forth the entire agreement and understanding among Borrower, the Administrative Agent and the Lenders, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.  This Second Amendment shall not prejudice any rights or remedies of the Administrative Agent or the Lenders under the Loan Documents.  The Administrative Agent and each Lender reserve, without limitation, all rights which each has against any indemnitor, guarantor, or endorser of the Notes.  Nothing in this Second Amendment shall impair the lien of any Deed of Trust, which as hereby amended shall remain a deed of trust with a power of sale, creating a first lien encumbering the applicable Borrowing Base Property (subject to the Permitted Title Exceptions applicable to such Borrowing Base Property).

(f)           GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

(g)           Limitation of Liability.  The provisions of Section 10.20 of the Original Credit Agreement shall apply to the terms of the Credit Agreement as amended by this Second Amendment and are hereby incorporated herein by this reference.

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IN WITNESS WHEREOF, Borrower, the Administrative Agent, the Swing Line Lender, the L/C Issuer and the Lenders party hereto have caused this Second Amendment to be executed by their duly authorized representatives as of the day, month and year first above written.

BORROWER:

DOUGLAS EMMETT 2006, LLC,
a Delaware limited liability company

By:	Douglas Emmett Management, Inc., a Delaware corporation, its Manager

By:
	Name:	William Kamer
	Title:	Chief Financial Officer

[Signatures continue on the next page.]

LENDERS:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer
and Swing Line Lender

By:
Name:
Title:

[Signatures continue on the next page.]

BMO CAPITAL MARKETS FINANCING, INC.,
as Lender

By:
Name:
Title:

[Signatures continue on the next page.]

BAYERISCHE LANDESBANK, as Lender

By:
Name:
Title:

By:
Name:
Title:

[Signatures continue on the next page.]

ING REAL ESTATE FINANCE (USA) LLC, as Lender

By:
Name:
Title:

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT A

AMENDED AND RESTATED SCHEDULE 2.011

COMMITMENTS
AND APPLICABLE PERCENTAGES

(as of the date of the Second Amendment)

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$75,000,000	21.4286%
BMO Capital Markets Financing, Inc.	$75,000,000	21.4286%
Bayerische Landesbank	$75,000,000	21.4286%
Wachovia Bank, National Association	$50,000,000	14.2857%
ING Real Estate Finance (USA) LLC	$50,000,000	14.2875%
Landesbank Baden-Wüerttemberg	$25,000,000	7.1428%
Total	$350,000,000	100.000000000%

1 This Amended and Restated Schedule 2.01 is subject to being replaced by a Second Amended and Restated Schedule 2.01 in accordance with Section 2(i)(i) of the Second Amendment.

EXHIBIT B

AMENDED AND RESTATED SCHEDULE 5.08

BORROWING BASE PROPERTIES; CREDIT FACILITY GUARANTORS; ALLOCATED LOAN AMOUNTS; PROPERTY MANAGERS

Property Name	Address	Property Owner (Credit Facility Guarantor)	Property Manager	Rentable Square Feet	Allocated Loan Amount
Village on Canon	301 N. Canon Drive, Beverly Hills, CA (Beverly Hills area)	Douglas Emmett 1993, LLC	Douglas Emmett Management, LLC	100,004	$43,418,948
Camden Medical Arts	414 N. Camden Drive, Beverly Hills, CA (Beverly Hills area)	Douglas Emmett 1995, LLC	Douglas Emmett Management, LLC	64,554	$29,761,612
Saltair / San Vicente	12011 San Vicente Blvd., Los Angeles, CA (Brentwood area)	Douglas Emmett 1996, LLC	Douglas Emmett Management, LLC	54,244	$14,169,486
Verona	530 Wilshire Blvd., Santa Monica, CA (Santa Monica area)	Douglas Emmett 1996, LLC	Douglas Emmett Management, LLC	48,436	$18,437,404
Tower at Sherman Oaks	14724 Ventura Boulevard, Los Angeles, CA (Sherman Oaks area)	Douglas Emmett 1996, LLC	Douglas Emmett Management, LLC	164,310	$33,574,285
One Westwood*	10990 Wilshire Blvd, Los Angeles, CA (Westwood area)	Douglas Emmett Realty Fund 1997	Douglas Emmett Management, LLC	201,921	$75,684,405
Brentwood / Saltair	11999 San Vicente Blvd, Los Angeles, CA (Brentwood area)	Douglas Emmett 1998, LLC	Douglas Emmett Management, LLC	57,344	$15,136,881
9601 Wilshire Blvd.	9601 Wilshire Blvd., Beverly Hills, CA (Beverly Hills area)	Douglas Emmett 2000, LLC	Douglas Emmett Management, LLC	301,849	$113,071,362
Santa Monica Square	201 Santa Monica Blvd., Santa Monica, CA (Santa Monica area)	Douglas Emmett 2000, LLC	Douglas Emmett Management, LLC	77,375	$26,745,617

*Ground Lease, 1/6th interest in Fee, and Option to buy remainder of Fee

EXHIBIT C

AMENDED AND RESTATED SCHEDULE 5.25

(Rent Rolls)

(See attached)

EXHIBIT D

AMENDED AND RESTATED SCHEDULE 10.02
(Tax Identification Numbers)

Douglas Emmett 2006, LLC	20-5321324
Douglas Emmett Properties, LP	20-3213411
Douglas Emmett 1993, LLC	68-0587906
Douglas Emmett 1995, LLC	16-1700675
Douglas Emmett 1996, LLC	76-0770980
Douglas Emmett Realty Fund 1997-	95-4653254
Douglas Emmett 1998, LLC-	20-2983805
Douglas Emmett 2000, LLC	20-2983832

EXHIBIT E

Qualifications to Representations and Warranties (if any)

1.           That all references to the rent rolls in the representations and warranties contained in the Loan Documents are to the rent rolls attached to Amended and Restated Schedule 5.25.

2.           That all references to the delinquency reports in the representations and warranties contained in the Loan Documents are to the delinquency reports attached to this Exhibit E.

3.           That for purposes of Section 5.25(c) of the Original Credit Agreement, and with respect to Leases entered into or Modified since October 30, 2006 (the "Original Closing Date"), such representation and warranty shall be limited to a representation and warranty that Borrower has delivered to the Administrative Agent copies of all Major Leases, and any Modifications thereto, entered into with respect to the Borrowing Base Properties since the Original Closing Date and such copies are true, correct and complete in all material respects.

4.           The representation and warranty in Section 5.25(d) of the Original Credit Agreement is true and correct as of the Original Closing Date, but the original Lease summaries may have become inaccurate to the extent that a Lease was Modified since the Original Closing Date and such Modification(s) are not reflected in the original Lease summaries. Notwithstanding the foregoing, the Borrower reaffirms its representation and warranty in Section 5.25(c) of the Original Credit Agreement, as qualified herein, that Borrower has delivered to the Administrative Agent copies of all Major Leases, and any Modifications thereto, entered into with respect to the Borrowing Base Properties since the Original Closing Date and such copies are true, correct and complete in all material respects.

Exhibit F
Form of Joinder
JOINDER

Dated: ______, ____

Reference is made to that certain Second Amendment to Credit Agreement and Reaffirmation of Loan Documents dated as of August 31, 2007 among Douglas Emmett 2006, LLC, a Delaware limited liability company (“Borrower”), Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Second Amendment;” the terms defined therein being used herein as therein defined).  This Joinder is being delivered pursuant to Section 2(k) of the Second Amendment.

(“Lender”), hereby agrees to become a party under the Second Amendment and agrees to be bound by all the terms and conditions of the Second Amendment applicable to a Lender from and after the date hereof as if a signatory to the Second Amendment.  The increased amount of Commitments agreed to by Lender hereunder is $_________________.

The undersigned hereby consent to the undersigned Lender becoming a party to the Second Amendment.  This Joinder is executed by the parties hereto as of the date first written above.

Lender:

By:
Name:
Title:

Consented:

Borrower:
DOUGLAS EMMETT 2006, LLC,
a Delaware limited liability company

By:	Douglas Emmett Management, Inc.,
a Delaware corporation, its Manager

By:
Name: William Kamer
Title: Chief Financial Officer

Consented:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Attachment A

Form of Agreement Supplementing Deeds of Trust

Attachment B

Form of Reaffirmation of OP Guaranty

Attachment C

Form of Reaffirmation of Credit Facility Guaranty

Attachment D

Form of Reaffirmation of Contribution Agreement

Attachment E

Form of Reaffirmation of Reimbursement Agreement

Attachment F

Form of Reaffirmation of Property Manager’s Consent